CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firms (‘Auditors’)” in the Proxy Statement/Prospectus, and to the incorporation by reference of our report dated November 24, 2014 on the financial statements and financial highlights of Elessar Small Cap Value Fund in this Registration Statement under the Securities Act of 1933 (Form N-14) filed with the Securities and Exchange Commission.

SKODA MINOTTI

Cleveland, Ohio
June 12, 2015